Exhibit 99.1 9 9.1

News Release

Abbott Reports Third-Quarter 2023 Results and Raises Midpoint of Full-Year EPS Guidance Range

–Sales of $10.1 billion driven by strong underlying base business performance
–Reported sales decreased 2.6 percent due to anticipated decline in COVID-19 testing-related sales versus prior year
–Organic sales growth for underlying base business of 13.8 percent, reflects double-digit growth in each of the four major businesses

ABBOTT PARK, Ill., Oct. 18, 2023 — Abbott today announced financial results for the third quarter ended Sept. 30, 2023.

•Third-quarter GAAP diluted EPS of $0.82 and adjusted diluted EPS of $1.14, which excludes specified items.
•Abbott narrowed its full-year 2023 EPS guidance range. Abbott projects full-year diluted EPS on a GAAP basis of $3.14 to $3.18 and projects adjusted diluted EPS of $4.42 to $4.46, which represents an increase at the midpoint of the guidance range.
•Abbott continues to project full-year 2023 organic sales growth, excluding COVID-19 testing-related sales1, to be in the low double-digits2.
•In July, Abbott obtained CE Mark for its AVEIR™ single-chamber leadless pacemaker for treating patients with slow heart rhythms. Unlike traditional pacemakers, leadless pacemakers do not require an incision in the chest to implant or leads (wires) to deliver therapy.
•In September, Abbott acquired Bigfoot Biomedical, a leader in developing insulin management systems, furthering Abbott's efforts to develop connected solutions for making diabetes management even more personal and precise.
•In September, Abbott expanded its existing collaboration with global biotech leader mAbxience Holdings S.L. to commercialize several biosimilar molecules, with the goal of broadening access to these therapies for people in emerging markets.
•In September, Abbott published an analysis showing a complementary relationship between the company's FreeStyle Libre® continuous glucose monitoring system and GLP-1 medications. The analysis also showed that a growing number of people are using these tools together to support behavior change to optimize the treatment of diabetes and improve overall health.

"The investments we made during the pandemic continue to drive broad-based growth across our underlying base business," said Robert B. Ford, chairman and chief executive officer, Abbott. "We're on track to deliver on the financial commitments we set at the beginning of the year, and the momentum we're building across the portfolio positions us well as we head into 2024."
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THIRD-QUARTER BUSINESS OVERVIEW
Management believes that measuring sales growth rates on an organic basis, which excludes the impact of foreign exchange, the impact of exiting the pediatric nutrition business in China, and the impact of the acquisition of Cardiovascular Systems, Inc. (CSI), is an appropriate way for investors to best understand the core underlying performance of the business. Management further believes that measuring sales growth rates on an organic basis excluding COVID-19 tests is an appropriate way for investors to best understand underlying base business performance as the COVID-19 pandemic has shifted to an endemic state, resulting in significantly lower demand for COVID-19 tests.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Third Quarter 2023 Results (3Q23)

Sales 3Q23 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	3,817	860	1,013	—	1,940
International	6,326	1,213	1,436	1,368	2,309
Total reported	10,143	2,073	2,449	1,368	4,249

% Change vs. 3Q22
U.S.	(6.8)	25.4	(40.8)	n/a	14.6
International	0.2	9.3	(25.6)	3.2	18.4
Total reported	(2.6)	15.5	(32.7)	3.2	16.6
Impact of foreign exchange	(1.4)	(1.4)	(0.8)	(7.9)	0.6
Impact of CSI acquisition	0.5	—	—	—	1.3
Impact of business exit	(0.2)	(1.2)	—	—	—
Organic	(1.5)	18.1	(31.9)	11.1	14.7
Impact of COVID-19 testing sales (3)	(15.3)	—	(42.0)	—	—
Organic (excluding COVID-19 tests)	13.8	18.1	10.1	11.1	14.7

U.S.	15.3	25.4	13.7	n/a	11.8
International	13.0	13.4	8.2	11.1	17.1

First Nine Months 2023 Results (9M23)

Sales 9M23 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	11,503	2,553	3,309	—	5,631
International	18,365	3,563	4,145	3,844	6,813
Total reported	29,868	6,116	7,454	3,844	12,444

% Change vs. 9M22
U.S.	(17.4)	20.2	(51.8)	n/a	14.3
International	(6.5)	1.3	(34.5)	4.0	11.8
Total reported	(11.0)	8.4	(43.5)	4.0	12.9
Impact of foreign exchange	(2.4)	(2.8)	(1.4)	(7.6)	(1.7)
Impact of CSI acquisition	0.3	—	—	—	0.8
Impact of business exit	(0.2)	(1.5)	—	—	—
Organic	(8.7)	12.7	(42.1)	11.6	13.8
Impact of COVID-19 testing sales (3)	(20.5)	—	(49.3)	—	—
Organic (excluding COVID-19 tests)	11.8	12.7	7.2	11.6	13.8

U.S.	12.9	20.2	6.3	n/a	12.6
International	11.2	8.0	7.7	11.6	14.8
Refer to page 16 for a reconciliation of adjusted historical revenue to reported revenue.

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Nutrition

Third Quarter 2023 Results (3Q23)

Sales 3Q23 ($ in millions)	Total	Pediatric	Adult
U.S.	860	506	354
International	1,213	495	718
Total reported	2,073	1,001	1,072

% Change vs. 3Q22
U.S.	25.4	41.8	7.7
International	9.3	5.1	12.4
Total reported	15.5	20.9	10.8
Impact of foreign exchange	(1.4)	(1.4)	(1.6)
Impact of business exit	(1.2)	(2.6)	—
Organic	18.1	24.9	12.4

U.S.	25.4	41.8	7.7
International	13.4	11.5	14.8
Worldwide Nutrition sales increased 15.5 percent on a reported basis and 18.1 percent on an organic basis in the third quarter. Refer to page 16 for a reconciliation of adjusted historical revenue to reported revenue.
In Pediatric Nutrition, global sales increased 20.9 percent on a reported basis and 24.9 percent on an organic basis. In the U.S., sales growth of 41.8 percent was primarily driven by continued market share recovery in the infant formula business following a voluntary recall of certain products last year.
In Adult Nutrition, global sales increased 10.8 percent on a reported basis and 12.4 percent on an organic basis, which was led by strong global growth of Ensure®, Abbott's market-leading complete and balanced nutrition brand.

First Nine Months 2023 Results (9M23)

Sales 9M23 ($ in millions)	Total	Pediatric	Adult
U.S.	2,553	1,472	1,081
International	3,563	1,477	2,086
Total reported	6,116	2,949	3,167

% Change vs. 9M22
U.S.	20.2	32.8	6.4
International	1.3	(0.9)	2.9
Total reported	8.4	13.5	4.1
Impact of foreign exchange	(2.8)	(2.1)	(3.3)
Impact of business exit	(1.5)	(3.5)	—
Organic	12.7	19.1	7.4

U.S.	20.2	32.8	6.4
International	8.0	8.1	7.9

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Diagnostics

Third Quarter 2023 Results (3Q23)

Sales 3Q23 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
U.S.	1,013	317	38	97	561
International	1,436	997	95	43	301
Total reported	2,449	1,314	133	140	862

% Change vs. 3Q22
U.S.	(40.8)	12.7	(42.0)	5.7	(55.9)
International	(25.6)	6.3	(19.9)	21.8	(64.1)
Total reported	(32.7)	7.8	(27.8)	10.2	(59.2)
Impact of foreign exchange	(0.8)	(1.9)	(0.3)	0.4	(0.3)
Organic	(31.9)	9.7	(27.5)	9.8	(58.9)
Impact of COVID-19 testing sales (3)	(42.0)	(0.7)	(23.9)	—	(72.0)
Organic (excluding COVID-19 tests)	10.1	10.4	(3.6)	9.8	13.1

U.S.	13.7	13.4	(15.9)	5.7	20.1
International	8.2	9.5	1.7	20.4	2.9

As expected, Diagnostics sales growth in the third quarter was negatively impacted by year-over-year declines in COVID-19 testing-related sales3. Worldwide COVID-19 testing sales were $305 million in the third quarter of 2023 compared to $1.671 billion in the third quarter of the prior year.

Excluding COVID-19 testing-related sales, global Diagnostics sales increased 8.8 percent on a reported basis and 10.1 percent on an organic basis.

First Nine Months 2023 Results (9M23)

Sales 9M23 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
U.S.	3,309	917	128	289	1,975
International	4,145	2,872	293	127	853
Total reported	7,454	3,789	421	416	2,828

% Change vs. 9M22
U.S.	(51.8)	9.7	(58.7)	1.9	(63.7)
International	(34.5)	3.0	(42.2)	14.6	(70.8)
Total reported	(43.5)	4.6	(48.4)	5.5	(66.2)
Impact of foreign exchange	(1.4)	(3.5)	(0.9)	(0.4)	(0.6)
Organic	(42.1)	8.1	(47.5)	5.9	(65.6)
Impact of COVID-19 testing sales (3)	(49.3)	(1.1)	(36.2)	—	(73.8)
Organic (excluding COVID-19 tests)	7.2	9.2	(11.3)	5.9	8.2

U.S.	6.3	10.6	(19.5)	1.9	7.7
International	7.7	8.8	(7.7)	16.0	9.0
*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $30 million of sales in the third quarter of 2022 and $87 million in the first nine months of 2022 were moved from Rapid Diagnostics to Heart Failure.

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Established Pharmaceuticals

Third Quarter 2023 Results (3Q23)

Sales 3Q23 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	1,368	987	381
Total reported	1,368	987	381

% Change vs. 3Q22
U.S.	n/a	n/a	n/a
International	3.2	(1.4)	17.2
Total reported	3.2	(1.4)	17.2
Impact of foreign exchange	(7.9)	(10.2)	(1.2)
Organic	11.1	8.8	18.4

U.S.	n/a	n/a	n/a
International	11.1	8.8	18.4
Established Pharmaceuticals sales increased 3.2 percent on a reported basis and 11.1 percent on an organic basis in the third quarter.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies decreased 1.4 percent on a reported basis and increased 8.8 percent on an organic basis, led by growth in several geographies and therapeutic areas, including cardiometabolic, women's health, and central nervous system/pain management.

First Nine Months 2023 Results (9M23)

Sales 9M23 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	3,844	2,889	955
Total reported	3,844	2,889	955

% Change vs. 9M22
U.S.	n/a	n/a	n/a
International	4.0	1.3	13.2
Total reported	4.0	1.3	13.2
Impact of foreign exchange	(7.6)	(8.7)	(3.9)
Organic	11.6	10.0	17.1

U.S.	n/a	n/a	n/a
International	11.6	10.0	17.1

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Medical Devices

Third Quarter 2023 Results (3Q23)

Sales 3Q23 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	1,940	271	246	217	251	223	188	544
International	2,309	292	298	67	421	264	39	928
Total reported	4,249	563	544	284	672	487	227	1,472

% Change vs. 3Q22
U.S.	14.6	3.7	9.1	5.0	17.5	7.6	20.9	28.5
International	18.4	8.2	22.5	30.9	7.3	23.8	7.4	24.8
Total reported	16.6	6.0	16.0	10.2	10.9	15.8	18.3	26.2
Impact of foreign exchange	0.6	0.2	(0.8)	1.0	0.2	1.1	(0.5)	1.7
Impact of CSI acquisition	1.3	—	—	—	7.9	—	—	—
Organic	14.7	5.8	16.8	9.2	2.8	14.7	18.8	24.5

U.S.	11.8	3.7	9.1	5.0	(4.1)	7.6	20.9	28.5
International	17.1	7.8	24.0	26.3	6.5	21.6	9.9	22.3
Worldwide Medical Devices sales increased 16.6 percent on a reported basis and 14.7 percent on an organic basis in the third quarter. Sales growth was led by double-digit organic growth in Diabetes Care, Electrophysiology, Structural Heart, and Neuromodulation. Several recently launched products and new indications contributed to the strong performance, including Amplatzer® Amulet®, Navitor®, TriClip®, and AVEIR.

In Electrophysiology, internationally, sales grew more than 20 percent on a reported and organic basis, which includes mid-teens growth in Europe.

In Diabetes Care, FreeStyle Libre sales were $1.4 billion, which represents sales growth of 30.5 percent on a reported basis and 28.5 percent on an organic basis.

First Nine Months 2023 Results (9M23)

Sales 9M23 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	5,631	800	729	661	733	652	528	1,528
International	6,813	873	873	199	1,271	794	122	2,681
Total reported	12,444	1,673	1,602	860	2,004	1,446	650	4,209

% Change vs. 9M22
U.S.	14.3	3.4	9.3	8.3	12.7	7.9	15.8	31.1
International	11.8	5.1	13.0	19.2	3.5	19.1	8.5	15.6
Total reported	12.9	4.3	11.3	10.7	6.7	13.8	14.4	20.8
Impact of foreign exchange	(1.7)	(1.7)	(2.8)	(0.2)	(2.1)	(1.5)	(1.1)	(1.5)
Impact of CSI acquisition	0.8	—	—	—	4.9	—	—	—
Organic	13.8	6.0	14.1	10.9	3.9	15.3	15.5	22.3

U.S.	12.6	3.4	9.3	8.3	(0.5)	7.9	15.8	31.1
International	14.8	8.6	18.3	20.1	6.2	21.9	14.1	17.9

*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $30 million of sales in the third quarter of 2022 and $87 million in the first nine months of 2022 were moved from Rapid Diagnostics to Heart Failure.

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ABBOTT'S EARNINGS-PER-SHARE GUIDANCE
Abbott projects full-year 2023 diluted earnings per share under GAAP of $3.14 to $3.18. Abbott forecasts specified items for the full-year 2023 of $1.28 per share primarily related to intangible amortization, costs associated with acquisitions, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share would be $4.42 to $4.46 for the full-year 2023.
ABBOTT DECLARES 399TH CONSECUTIVE QUARTERLY DIVIDEND
On Sept. 21, 2023, the board of directors of Abbott declared the company's quarterly dividend of $0.51 per share. Abbott's cash dividend is payable Nov. 15, 2023, to shareholders of record at the close of business on Oct. 13, 2023.

Abbott has increased its dividend payout for 51 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:
Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 115,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.
Abbott will live-webcast its third-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later in the day.
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— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Michael Comilla, 224-668-1872 Tamika LeBean 224-399-5082 Ryan Aliff, 224-667-2299	Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965
1For the full-year 2022, COVID-19 testing-related sales were $8.368 billion and total worldwide sales were $43.653 billion. For the full-year 2023, Abbott projects COVID-19 testing-related sales of approximately $1.5 billion.

2Abbott has not provided the related GAAP financial measure for organic sales growth, excluding COVID-19 testing-related sales, on a forward-looking basis because the company is unable to predict the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth.

3Diagnostic sales and COVID-19 testing-related sales in 2023 and 2022 are summarized below:

	Sales 3Q23			COVID Tests Sales 3Q23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	1,013	1,436	2,449	207	98	305
Core Laboratory	317	997	1,314	2	3	5
Molecular	38	95	133	5	3	8
Rapid Diagnostics	561	301	862	200	92	292

	Sales 3Q22			COVID Tests Sales 3Q22
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	1,711	1,930	3,641	1,002	669	1,671
Core Laboratory	281	938	1,219	4	7	11
Molecular	65	118	183	26	28	54
Rapid Diagnostics	1,273	839	2,112	972	634	1,606

	Sales 9M23			COVID Tests Sales 9M23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	3,309	4,145	7,454	1,031	267	1,298
Core Laboratory	917	2,872	3,789	6	10	16
Molecular	128	293	421	19	17	36
Rapid Diagnostics	1,975	853	2,828	1,006	240	1,246

	Sales 9M22			COVID Tests Sales 9M22
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	6,864	6,328	13,192	4,722	2,577	7,299
Core Laboratory	836	2,788	3,624	12	39	51
Molecular	308	507	815	174	201	375
Rapid Diagnostics	5,436	2,923	8,359	4,536	2,337	6,873

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
Third Quarter Ended September 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	3Q23	3Q22	% Change
Net Sales	$10,143	$10,410	(2.6)

Cost of products sold, excluding amortization expense	4,605	4,629	(0.5)
Amortization of intangible assets	496	498	(0.4)
Research and development	672	782	(14.0)
Selling, general, and administrative	2,723	2,731	(0.3)
Total Operating Cost and Expenses	8,496	8,640	(1.7)

Operating Earnings	1,647	1,770	(7.0)

Interest expense, net	69	86	(20.9)
Net foreign exchange (gain) loss	(10)	19	n/m
Other (income) expense, net	(83)	(93)	(10.8)
Earnings before taxes	1,671	1,758	(4.9)
Taxes on earnings	235	323	(27.4)

Net Earnings	$1,436	$1,435	0.1

Net Earnings excluding Specified Items, as described below	$2,000	$2,036	(1.8)	1)

Diluted Earnings per Common Share	$0.82	$0.81	1.2

Diluted Earnings per Common Share, excluding Specified Items, as described below	$1.14	$1.15	(0.9)	1)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,748	1,764

NOTES:
See tables on page 13 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.
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1)2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $564 million, or $0.32 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.

2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $601 million, or $0.34 per share, for intangible amortization, charges related to the impairment of R&D intangible assets, expenses associated with acquisitions, restructuring and cost reduction initiatives and other net expenses.
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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
Nine Months Ended September 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	9M23	9M22	% Change
Net Sales	$29,868	$33,562	(11.0)

Cost of products sold, excluding amortization expense	13,419	14,549	(7.8)
Amortization of intangible assets	1,485	1,517	(2.1)
Research and development	2,041	2,163	(5.6)
Selling, general, and administrative	8,225	8,275	(0.6)
Total Operating Cost and Expenses	25,170	26,504	(5.0)

Operating Earnings	4,698	7,058	(33.4)

Interest expense, net	182	309	(41.3)
Net foreign exchange (gain) loss	17	16	5.0
Other (income) expense, net	(370)	(253)	46.2
Earnings before taxes	4,869	6,986	(30.3)
Taxes on earnings	740	1,086	(31.9)	1)

Net Earnings	$4,129	$5,900	(30.0)

Net Earnings excluding Specified Items, as described below	$5,708	$7,655	(25.4)	2)

Diluted Earnings per Common Share	$2.35	$3.32	(29.2)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$3.25	$4.31	(24.6)	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,750	1,768

NOTES:
See tables on page 14 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.

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1)2023 Taxes on Earnings includes the recognition of approximately $59 million of net tax expense as a result of the resolution of various tax positions related to prior years.
2022 Taxes on Earnings includes the recognition of approximately $20 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $36 million in excess tax benefits associated with share-based compensation.

2)2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $1.579 billion, or $0.90 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.
2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $1.755 billion, or $0.99 per share, for intangible amortization, charges related to a voluntary recall and the impairment of R&D intangible assets, acquisition-related costs and other net expenses.
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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Third Quarter Ended September 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	3Q23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$496	$(496)	$—
Gross Margin	5,042	542	5,584
R&D	672	(46)	626
SG&A	2,723	(43)	2,680
Other (income) expense, net	(83)	(23)	(106)
Earnings before taxes	1,671	654	2,325
Taxes on Earnings	235	90	325
Net Earnings	1,436	564	2,000
Diluted Earnings per Share	$0.82	$0.32	$1.14

Specified items reflect intangible amortization expense of $496 million and other net expenses of $158 million associated with restructuring actions, costs associated with acquisitions and other net expenses. See page 17 for additional details regarding specified items.

	3Q22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$498	$(498)	$—
Gross Margin	5,283	540	5,823
R&D	782	(146)	636
SG&A	2,731	(39)	2,692
Other (income) expense, net	(93)	(4)	(97)
Earnings before taxes	1,758	729	2,487
Taxes on Earnings	323	128	451
Net Earnings	1,435	601	2,036
Diluted Earnings per Share	$0.81	$0.34	$1.15

Specified items reflect intangible amortization expense of $498 million and other net expenses of $231 million associated with the impairment of R&D intangible assets, costs associated with acquisitions and other expenses. See page 18 for additional details regarding specified items.
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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Nine Months Ended September 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	9M23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$1,485	$(1,485)	$—
Gross Margin	14,964	1,591	16,555
R&D	2,041	(144)	1,897
SG&A	8,225	(67)	8,158
Other (income) expense, net	(370)	34	(336)
Earnings before taxes	4,869	1,768	6,637
Taxes on Earnings	740	189	929
Net Earnings	4,129	1,579	5,708
Diluted Earnings per Share	$2.35	$0.90	$3.25

Specified items reflect intangible amortization expense of $1.485 billion and other net expenses of $283 million associated with restructuring actions, costs associated with acquisitions and other expenses. See page 19 for additional details regarding specified items.

	9M22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$1,517	$(1,517)	$—
Gross Margin	17,496	1,739	19,235
R&D	2,163	(211)	1,952
SG&A	8,275	(92)	8,183
Other (income) expense, net	(253)	(31)	(284)
Earnings before taxes	6,986	2,073	9,059
Taxes on Earnings	1,086	318	1,404
Net Earnings	5,900	1,755	7,655
Diluted Earnings per Share	$3.32	$0.99	$4.31

Specified items reflect intangible amortization expense of $1.517 billion and other net expenses of $556 million that includes charges for the impairment of R&D intangible assets, costs associated with a product recall, acquisition-related costs, and other net expenses. See page 20 for additional details regarding specified items.
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A reconciliation of the third-quarter tax rates for 2023 and 2022 is shown below:

	3Q23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,671	$235	14.0%
Specified items	654	90
Excluding specified items	$2,325	$325	14.0%

	3Q22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,758	$323	18.4%
Specified items	729	128
Excluding specified items	$2,487	$451	18.1%

A reconciliation of the year-to-date tax rates for 2023 and 2022 is shown below:

	9M23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$4,869	$740	15.2%	1)
Specified items	1,768	189
Excluding specified items	$6,637	$929	14.0%

	9M22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$6,986	$1,086	15.6%	2)
Specified items	2,073	318
Excluding specified items	$9,059	$1,404	15.5%

1)2023 Taxes on Earnings includes the recognition of approximately $59 million of net tax expense as a result of the resolution of various tax positions related to prior years.

2)2022 Taxes on Earnings includes the recognition of approximately $20 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $36 million in excess tax benefits associated with share-based compensation.
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Abbott Laboratories and Subsidiaries
Non-GAAP Revenue Reconciliation
Third Quarter and Nine Months Ended September 30, 2023 and 2022
($ in millions)
(unaudited)

	3Q23				3Q22			% Change vs. 3Q22
									Non-GAAP
	Abbott Reported	Impact of CSI acquisition (a)	Impact from business exit (b)	Adjusted Revenue	Abbott Reported	Impact from business exit (b)	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	10,143	(47)	(4)	10,092	10,410	(21)	10,389	(2.6)	(2.9)	(1.5)
U.S.	3,817	(46)	—	3,771	4,094	—	4,094	(6.8)	(7.9)	(7.9)
Intl	6,326	(1)	(4)	6,321	6,316	(21)	6,295	0.2	0.4	2.6

Total Nutrition	2,073	—	(4)	2,069	1,795	(21)	1,774	15.5	16.7	18.1
U.S.	860	—	—	860	686	—	686	25.4	25.4	25.4
Intl	1,213	—	(4)	1,209	1,109	(21)	1,088	9.3	11.0	13.4

Pediatric Nutrition	1,001	—	(4)	997	827	(21)	806	20.9	23.5	24.9
U.S.	506	—	—	506	357	—	357	41.8	41.8	41.8
Intl	495	—	(4)	491	470	(21)	449	5.1	9.1	11.5

Total Medical Devices	4,249	(47)	—	4,202	3,645	—	3,645	16.6	15.3	14.7
U.S.	1,940	(46)	—	1,894	1,694	—	1,694	14.6	11.8	11.8
Intl	2,309	(1)	—	2,308	1,951	—	1,951	18.4	18.4	17.1

Vascular	672	(47)	—	625	606	—	606	10.9	3.0	2.8
U.S.	251	(46)	—	205	213	—	213	17.5	(4.1)	(4.1)
Intl	421	(1)	—	420	393	—	393	7.3	6.9	6.5

	9M23				9M22			% Change vs. 9M22
									Non-GAAP
	Abbott Reported	Impact of CSI acquisition (a)	Impact from business exit (b)	Adjusted Revenue	Abbott Reported	Impact from business exit (b)	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	29,868	(90)	(41)	29,737	33,562	(112)	33,450	(11.0)	(11.1)	(8.7)
U.S.	11,503	(85)	—	11,418	13,923	—	13,923	(17.4)	(18.0)	(18.0)
Intl	18,365	(5)	(41)	18,319	19,639	(112)	19,527	(6.5)	(6.2)	(2.0)

Total Nutrition	6,116	—	(41)	6,075	5,642	(112)	5,530	8.4	9.9	12.7
U.S.	2,553	—	—	2,553	2,124	—	2,124	20.2	20.2	20.2
Intl	3,563	—	(41)	3,522	3,518	(112)	3,406	1.3	3.4	8.0

Pediatric Nutrition	2,949	—	(41)	2,908	2,599	(112)	2,487	13.5	17.0	19.1
U.S.	1,472	—	—	1,472	1,108	—	1,108	32.8	32.8	32.8
Intl	1,477	—	(41)	1,436	1,491	(112)	1,379	(0.9)	4.2	8.1

Total Medical Devices	12,444	(90)	—	12,354	11,024	—	11,024	12.9	12.1	13.8
U.S.	5,631	(85)	—	5,546	4,927	—	4,927	14.3	12.6	12.6
Intl	6,813	(5)	—	6,808	6,097	—	6,097	11.8	11.7	14.8

Vascular	2,004	(90)	—	1,914	1,878	—	1,878	6.7	1.8	3.9
U.S.	733	(85)	—	648	650	—	650	12.7	(0.5)	(0.5)
Intl	1,271	(5)	—	1,266	1,228	—	1,228	3.5	3.1	6.2

(a) Reflects the impact of the acquisition of Cardiovascular Systems, Inc. (CSI) on April 27, 2023.
(b) Reflects the impact of exiting the pediatric nutrition business in China. This action was initiated in December 2022.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
Third Quarter Ended September 30, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$3	$19	$496	$24	$542
R&D	(1)	(13)	—	(32)	(46)
SG&A	(22)	(22)	—	1	(43)
Other (income) expense, net	5	—	—	(28)	(23)
Earnings before taxes	$21	$54	$496	$83	654
Taxes on Earnings (d)					90
Net Earnings					$564
Diluted Earnings per Share					$0.32
The table above provides additional details regarding the specified items described on page 13.

a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating acquired businesses, as well as legal and other costs related to business acquisitions.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products and charges for intangible asset impairments.
d)Reflects the net tax benefit associated with the specified items.
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Abbott Laboratories and Subsidiaries
Details of Specified Items
Third Quarter Ended September 30, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$15	$11	$498	$16	$540
R&D	(3)	(3)	—	(140)	(146)
SG&A	(13)	(5)	—	(21)	(39)
Other (income) expense, net	(4)	—	—	—	(4)
Earnings before taxes	$35	$19	$498	$177	729
Taxes on Earnings (d)					128
Net Earnings					$601
Diluted Earnings per Share					$0.34

The table above provides additional details regarding the specified items described on page 13.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.

b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives.

c)Other includes charges related to an impairment of R&D intangible assets acquired in a business combination, incremental costs to comply with the European Union's Medical Device (MDR) and In Vitro Diagnostics Medical Device (IVDR) Regulations for previously approved products and costs related to certain litigation.
d)Reflects the net tax benefit associated with the specified items.
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Abbott Laboratories and Subsidiaries
Details of Specified Items
Nine Months Ended September 30, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$15	$51	$1,485	$40	$1,591
R&D	(13)	(5)	—	(126)	(144)
SG&A	(43)	(28)	—	4	(67)
Other (income) expense, net	46	—	—	(12)	34
Earnings before taxes	$25	$84	$1,485	$174	1,768
Taxes on Earnings (d)					189
Net Earnings					$1,579
Diluted Earnings per Share					$0.90
The table above provides additional details regarding the specified items described on page 14.

a)Acquisition-related expenses include legal and other costs related to business acquisitions as well as integration costs, which represent incremental costs directly related to integrating acquired businesses.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the MDR and IVDR regulations for previously approved products and charges for intangible asset impairments.
d)Reflects the net tax benefit associated with the specified items and tax expense as a result of the resolution of various tax positions related to prior years.
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Abbott Laboratories and Subsidiaries
Details of Specified Items
Nine Months Ended September 30, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$56	$(1)	$1,517	$167	$1,739
R&D	(10)	(4)	—	(197)	(211)
SG&A	(31)	(5)	—	(56)	(92)
Other (income) expense, net	(15)	—	—	(16)	(31)
Earnings before taxes	$112	$8	$1,517	$436	2,073
Taxes on Earnings (d)					318
Net Earnings					$1,755
Diluted Earnings per Share					$0.99

The table above provides additional details regarding the specified items described on page 14.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. The Gross Margin amount includes a credit associated with the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests.

c)Other primarily relates to the net costs related to a voluntary recall within the Nutrition segment, charges associated with the impairment of R&D intangible assets acquired in a business combination, incremental costs to comply with the European Union's MDR and IVDR Regulations for previously approved products and costs related to certain litigation.
d)Reflects the net tax benefit associated with the specified items, excess tax benefits associated with share-based compensation and net tax expense as a result of the resolution of various tax positions related to prior years.
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